SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 5, 2000



                            MAXX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         Utah                          000-26971                87-0284871
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                      Identification No.)


      c/o Solomon Broadcasting International, Inc.
           130 El Camino Drive, Beverly Hills                    90212
        (Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number:  (516) 827-5500


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

     1. In June of 2000, Maxx International, Inc. (the "Company") entered into a Telephone Products Sublicense Agreement (the "Telephone Products Sublicense") with Treasures of St. Peter's In the Vatican, Ltd. ("TSV"), whereby the Company was granted a sublicense from TSV to manufacture and sell reproductions of certain works of art, located in the Museum of the Treasures of St. Peters in the Vatican, in connection with certain products and services relating to telephones, including but not limited to prepaid and post-paid calling cards, throughout certain parts of the world.

     In accordance with the Telephone Products Sublicense, on October 5, 2000, the Company entered into a Prepaid Calling Card Production and Distribution
Agreement (the "Agreement") with Telstar International, Inc. ("Telstar"). Telstar will provide certain telephone utility services via prepaid calling cards and PINS. Furthermore, Telstar shall have the right to act as the exclusive distributor, solely in its own distribution network, of the Company's licensed prepaid calling cards (the "Calling Cards") in certain specified retail outlets throughout parts of the United States, Mexico, Canada, Brazil, Argentina, the Philippines and Peru. The Company shall have the exclusive right to distribute its Calling Cards in all other markets not specifically defined in Telstar's distribution network.


Item 7. Exhibits

     (c)  Exhibits.

       Exhibit No.                   Document

         (10.1)   Prepaid  Calling  Card  Production  and   Distribution
                  Agreement, by and between Maxx International, Inc. and Telstar International, Inc., dated October 5, 2000

         (10.2)   Telephone  Products  Sublicense   Agreement,   by  and
                  between Maxx International, Inc. and Treasures of St. Peters's In The Vatican, Ltd., dated June 2000


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

                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 10th day of October, 2000.

                                             MAXX INTERNATIONAL, INC.


                                             By: /s/ Adley Samson
                                                 --------------------------
                                                 Adley Samson, C.F.O.


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